UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2009
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

Employment Agreement with William Neil

Peerless Systems Corporation (the “Company”) has entered into an Employment Agreement (the “Agreement”), dated as of May 26, 2009, with William Neil, its Chief Financial Officer and Acting Chief Executive Officer.

The Agreement provides that Mr. Neil will serve on an at-will basis as the Company’s Chief Financial Officer and Acting Chief Executive Officer.  Mr. Neil will receive a base salary of $225,000, retroactively effective as of September 16, 2008.  Mr. Neil is also entitled to receive a retention bonus of $20,000 on each of February 1, 2010 and February 1, 2011, if he remains an employee of the Company in good standing on such dates.  Additionally, Mr. Neil will participate in the Company’s benefit plans.

Upon termination, Mr. Neil is entitled to unpaid salary and reimbursement of expenses.  If his employment is terminated without cause by the Company, he will also receive a lump sum payment of $25,000, plus monthly a consulting fee of $2,100 for a period of 36 months.  Mr. Neil and his dependents will be entitled to health benefits through June 15, 2012.  Mr. Neil may exercise any vested options during the term of his consulting arrangement with the Company.

The foregoing is a summary of the Agreement and is qualified in its entirety by the full Agreement, which is filed herewith as Exhibit 10.1.

Letter Agreement with KMC

The Company has also entered into a letter agreement, dated May 26, 2009, with Kyocera Mita Corporation (“KMC”).  In connection with the sale of assets by the Company to KMC completed on April 30, 2008 pursuant to the Asset Purchase Agreement between the parties dated as of January 9, 2008, $ 4 million of consideration payable from KMC to the Company was held in escrow.  The letter agreement provides for the early release of the escrow funds to the Company, subject to a discount payable to KMC.  Additionally, in the letter agreement, KMC released the Company from all indemnification claims arising from facts that KMC knew, or should have known, on or before the date of the letter agreement. Pursuant to the letter agreement, the Company received a sum of approximately $3.8 million on May 29, 2009. The foregoing is a summary of the letter agreement and is qualified in its entirety by the full letter agreement, which is filed herewith as Exhibit 10.2.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 hereof is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement between Peerless Systems Corporation and William Neil, dated as of May 26, 2009.

10.2	Letter agreement, dated May 26, 2009, between Peerless Systems Corporation and Kyocera Mita Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 1, 2009	By:	/s/ William Neil
		Name:	William Neil
		Title:	Chief Financial Officer and Acting Chief Executive Officer